UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 9, 2024

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2024, Tenon Medical, Inc. (the “Company”) received a letter from the listing qualifications staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) providing notification that the Company does not currently meet the minimum 500,000 publicly held shares requirement pursuant to Nasdaq Listing Rule 5550(a)(4) (the “Minimum Float Requirement”). As a result of the 1-for-8 reverse stock split of the Company’s common stock on September 6, 2024, the aggregate number of the Company’s outstanding shares of common stock was reduced from 4,081,767 shares on a pre-reverse-split basis to a total of 510,221 shares outstanding on a post-reverse split basis, with 490,364 of such shares currently qualifying as publicly held shares for purposes of the Minimum Float Requirement. The Staff has given us until October 24, 2024, to provide the Staff with a specific plan to regain compliance of the Minimum Float Requirement.

The Company expects to regain compliance with the Minimum Float Requirement in September through the consummation of a public offering of its common stock pursuant to its Registration Statement on Form S-1 (No. 333-281531), originally filed on August 14, 2024.

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2024	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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